Exhibit 99.1

PDL Community Bancorp Announces 2020 Second Quarter Results

New York (July 31, 2020): PDL Community Bancorp (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), reported a net loss of ($571,000), or ($0.03) per basic and diluted share, for the second quarter of 2020, compared to a net loss of ($1.2 million), or ($0.07) per basic and diluted share, for the prior quarter and net income of $950,000, or $0.05 per basic and diluted share, for the second quarter of 2019.

Carlos P. Naudon, the Company’s President and CEO, noted “2020 continues to be a year of investing – in the safety of our people and the future of our organization and our communities – with the clear goal of enhancing stakeholder values. Although the COVID-19 pandemic slowed our business, we continued our implementation of GPS, our Salesforce based CRM; we attended to the needs of Ponce Bankers by maintaining their jobs and temporarily enhancing their benefits; we responded to the needs of our communities by handling over 1,000 applications for Paycheck Protection Program (“PPP”) loans from customers and non-customers alike, allowing loan forbearances upon requests and ensuring that we publicly stood by our commitment to fairness and justice for all; we enhanced our asset quality by significantly increasing reserves; and, we increased our shareholders’ value by resuming repurchases of our shares. Although these steps resulted in a loss per share of ($0.11) for the six months ended June 30, 2020, we remain confident that our investments in the first half of the year, coupled with the closing of the Mortgage World Bankers, Inc. transaction in July as well as other initiatives, will continue to build stakeholder value.”

Steven A. Tsavaris, the Company’s Executive Chairman, added “It is gratifying that our commitment to our communities was recognized by the National Community Investment Fund in their Banking Industry Peer Group report for the first quarter of 2020. Ponce Bank was ranked 11th nationally in total assets and 7th in total loans among the 140 banks that also are CDFIs.  Among the 20 largest, we were ranked 1st in our housing focus, 2nd in our lending in LMI areas and 6th in the proportion of branches in LMI areas. This data is not an anomaly; we are consistently a top performer in their Social Performance Metrics.”

Net Income (Loss)

The $571,000 net loss for the three months ended June 30, 2020 is $642,000 less than the $1.2 million net loss for the three months ended March 31, 2020 and is primarily the result of an $875,000, or 76.4%, decrease in provision for loan losses, a $387,000, or 3.6%, decrease in noninterest expense and a $234,000, or 7.5%, decrease in interest expense, offset by a $637,000, or 4.9%, decrease in interest and dividend income, a $169,000, or 80.9%, decrease in benefit for income taxes and a $48,000, or 7.7%, decrease in noninterest income.

The $571,000 net loss for the quarter ended June 30, 2020 compared to $950,000 in net income for the second quarter of 2019 reflects a $1.7 million, or 19.8%, increase in noninterest expense, a $271,000 increase in provision for loan losses, a $112,000, or 16.3%, decrease in noninterest income and a $21,000, or 0.2%, decrease in interest and dividend income, offset by a $413,000, or 110.7%, decrease in provision for income taxes and a $198,000, or 6.4%, decrease in interest expense.

The $1.8 million net loss for the six months ended June 30, 2020 compared to $1.6 million in net income for the six months ended June 30, 2019 reflects a $3.5 million, or 19.4%, increase in noninterest expense, a $1.3 million increase in provision for loan losses and a $243,000, or 16.9%, decrease in noninterest income, offset by a $929,000, or 136.6%, decrease in provision for income taxes, a $627,000, or 2.5%, increase in interest and dividend income and a $12,000, or 0.2%, decrease in interest expense.

Net Interest Margin

Net interest margin decreased by 42 basis points to 3.45% for the three months ended June 30, 2020 from 3.87% for the three months ended March 31, 2020, while the net interest rate spread decreased by 38 basis points to 3.13% from 3.51% for the same periods. Average interest-earning assets increased by $77.7 million, or 7.5%, mainly as a result of $30.3 million in average outstanding Payment Protection Program (“PPP”) loans, to $1,109.7 million for the three months ended June 30, 2020 from $1,031.9 million for the three months ended March 31, 2020. The average yield on interest-earning assets decreased by 58 basis points to 4.49% from 5.07%, for the same periods. Average interest-bearing liabilities increased by $49.9 million, or 6.2%, mainly as a result of $48.9 million in average net PPP funding, to $848.9 million for the three months ended June 30, 2020 from $799.0 million for the three months ended March 31, 2020. The weighted average rate on interest-bearing liabilities decreased by 20 basis points to 1.36% from 1.56% for the same periods.

Net interest margin decreased by 30 basis points to 3.45% for the three months ended June 30, 2020 from 3.75% for the three months ended June 30, 2019, while the net interest rate spread decreased by 21 basis points to 3.13% from 3.34% for the same periods. Average interest-earning assets increased by $110.2 million, or 11.0%, mainly as a result of $30.3 million in average outstanding PPP loans, to $1,109.7 million, for the three months ended June 30, 2020 from $999.4 million for the three months ended June 30, 2019. The average yield on interest-earning assets decreased by 49 basis points to 4.49% from 4.98%, for the same periods. Average interest-bearing liabilities increased by $98.5 million, or 13.1%, mainly as a result of $48.9 million in average net PPP funding, to $848.9 million, for the three months ended June 30, 2020 from $750.3 million for the three months ended June 30, 2019. The average rate on interest-bearing liabilities decreased by 28 basis points to 1.36% from 1.64% for the same periods.

Noninterest Income

Noninterest income was $574,000 for the three months ended June 30, 2020, down $48,000, or 7.7%, from $622,000 for the three months ended March 31, 2020. The decrease was attributable to decreases of $106,000, or 89.1%, in late and prepayment charges related to mortgage loans, $103,000, or 41.5%, in service charges and fees and $28,000, or 56.0%, in brokerage commissions, offset by an increase of $189,000, or 92.2%, in other noninterest income, of which $163,000 were fees related to PPP loans.

Noninterest income was $574,000 for the three months ended June 30, 2020, down $112,000, or 16.3%, from $686,000 for the three months ended June 30, 2019. The decrease was mainly attributable to decreases of $249,000, or 95.0%, in late and prepayment charges related to mortgage loans, $83,000, or 36.4%, in service charges and fees and $2,000, or 8.3%, in brokerage commissions, offset by an increase of $222,000, or 129.1%, in other noninterest income, of which $163,000 were fees related to PPP loans.

Noninterest Expense

Total noninterest expense decreased $387,000, or 3.6%, to $10.4 million for the three months ended June 30, 2020 compared to $10.8 million for the three months ended March 31, 2020. Compensation and benefits decreased $363,000, which primarily includes $256,000 of deferred compensation expenses related to PPP loan originations. Other decreases in noninterest expense at June 30, 2020 from March 31, 2020 are $291,000 of professional services, $89,000 of marketing and promotional expenses and $13,000 in direct loan expenses. The decrease in noninterest expense was offset by increases of $260,000 in occupancy and equipment, $67,000 in other noninterest expenses, $29,000 in data processing expenses, $10,000 in regulatory dues and $7,000 in insurance and surety bond premiums. Included in noninterest expense for the three months ended June 30, 2020 is $475,000 of additional expenses incurred as a result of the COVID-19 pandemic.

Total noninterest expense increased $1.7 million, or 19.8%, to $10.4 million for the three months ended June 30, 2020, compared to $8.7 million for the three months ended June 30, 2019. The increase in noninterest expense was attributable to increases of $603,000 in professional fees, $545,000 in occupancy and equipment expense mainly due to investments in software licenses, $169,000 in compensation and benefits, $140,000 in other operating expenses mainly due to employment agency fees, $98,000 in marketing and promotional expenses, $65,000 in data processing expenses as a result of system enhancements and implementation charges related to software upgrades, $45,000 in insurance and surety bond premiums, $41,000 in office supplies, telephone and postage and $17,000 in direct loan expenses. The increase of $603,000 in professional fees is mainly attributable to increases in consulting fees of $250,000 and professional services of $344,000 related to the document imaging project adopted in late 2019.

Asset Quality

Total nonperforming assets were $11.6 million, or 0.95% of total assets, at June 30, 2020, an increase of $1.9 million from $9.7 million, or 0.85% of total assets, at March 31, 2020 and remain comparable with total nonperforming assets of $11.6 million, or 1.10% of total assets, at December 31, 2019. Comparing nonperforming assets at June 30, 2020 to March 31, 2020, total nonaccruals inclusive of TDRs related to nonresidential loans increased by $1.1 million and 1-4 family residential loans increased by $707,000. Comparing nonperforming assets at June 30, 2020 to December 31, 2019, total nonaccruals inclusive of TDRs related to construction and land loans decreased by $1.1 million, nonresidential loans increased by $810,000 and 1-4 family residential loans increased by $285,000.

The Company continues to assess the economic impact of the COVID-19 pandemic on borrowers and believes that it is likely that it will be a detriment to their ability to repay in the short-term and that the likelihood of long-term detrimental effects will depend significantly on the resumption of normalized economic activities, a factor not yet determinable. The allowance for loan losses was $13.8 million, or 1.27% of total loans (total loans include $83.6 million of PPP loans) at June 30, 2020, compared to $12.3 million, or 1.28% of total loans, at December 31, 2019 and $12.5 million, or 1.32% of total loans, at June 30, 2019. Excluding PPP loans, the allowance for loan losses is 1.38% of total loans. Net recoveries totaled $6,000 for the quarter ended June 30, 2020, $9,000 for the quarter ended March 31, 2020 and $11,000 for the quarter ended June 30, 2019.

As of July 21, 2020, there were 421 loans aggregating $384.0 million, in forbearance primarily consisting of the deferral of principal, interest, and escrow payments for a period of three months. Of the 421 loans in forbearance, 329 loans aggregating $297.4 million have not requested, and 92 loans in the amount of $86.6 million have requested, up-to-an-additional three-month forbearance extension at the conclusion of their initial three-month forbearance period. All of these loans had been performing in accordance with their contractual obligations prior to the granting of the initial forbearance. The Company actively monitors the business activities of borrowers in forbearance and seeks to determine their capacity to resume payments as contractually obligated upon the termination of the forbearance period. Under the current economic conditions and based upon available data, the Company is unable to conclusively determine the repayment capacity, if any, of most of such borrowers. The initial and extended forbearances are short-term modifications made on a good faith basis in response to the COVID-19 pandemic and in furtherance of governmental policies.

Balance Sheet

Total assets increased $166.5 million, or 15.8%, to $1,220.2 million at June 30, 2020 from $1,053.8 million at December 31, 2019. The increase in total assets is mainly attributable to increases in net loans receivable of $116.7 million, mainly due to $83.6 million in PPP loans, cash and cash equivalents of $49.0 million, other assets of $4.2 million, accrued interest receivable of $3.7 million, FHLBNY stock of $687,000 and deferred taxes of $604,000, offset by decreases in available-for-sale securities of $7.7 million and premises and equipment, net of $644,000.

Cash and cash equivalents at June 30, 2020 increased $49.0 million from December 31, 2019 due to increases of $154.2 million in net deposits, of which $65.1 million related to net PPP funding, $16.4 million from sales and maturities of available-for-sale securities and $12.9 million increase in net advances from FHLBNY, offset by increases of $116.7 million in net loans and $9.1 million purchases of available-for-sale securities.

Net loans receivable at June 30, 2020 increased $116.7 million from December 31, 2019 primarily due to increases of $82.5 million, or 758.6%, in business loans, mainly due to $83.6 million in PPP loans, $24.4 million, or 9.8%, in multifamily residential loans, $11.2 million, or 2.8%, in 1-4 family residential loans, $1.8 million, or 0.9%, in nonresidential properties loans, $347,000, or 28.2%, in consumer loans and $286,000, or 14.5%, in net deferred loan origination costs, offset by a decrease of $2.5 million, or 2.5%, in construction and land loans and an increase in the allowance for losses on loans of $1.4 million substantially related to the COVID-19 pandemic.

Total deposits increased $154.2 million, or 19.7%, to $936.2 million at June 30, 2020 from $782.0 million at December 31, 2019. The increase in deposits was mainly attributable to increases of $85.3 million, or 30.1%, in NOW, money market, reciprocal deposits and savings accounts, $82.9 million, or 75.7%, in demand deposits, of which $65.1 million related to net PPP funding, offset by a decrease of $14.0 million, or 3.6%, in total certificates of deposit, which includes brokered certificates of deposit and listing service deposits. The $85.3 million increase in NOW, money market, reciprocal deposits and savings accounts was mainly attributable to increases of $49.3 million, or 103.4%, in reciprocal deposits, $38.9 million, or 44.9%, in money market accounts, $3.5 million, or 3.1%, in savings accounts offset by a decrease of $6.4 million, or 19.4%, in NOW/IOLA accounts.

Net advances from the FHLBNY increased $12.9 million, or 12.3%, to $117.3 million at June 30, 2020 from $104.4 million at December 31, 2019. The net increase in advances was due to a new FHLBNY advance of $12.9 million, at a weighted average rate of 0.9%.

Total stockholders’ equity decreased $3.4 million, or 2.1%, to $155.0 million at June 30, 2020, from $158.4 million at December 31, 2019. The decrease in stockholders’ equity was mainly attributable to $2.7 million of stock repurchases and a net loss of $1.8 million, offset by increases of $698,000 related to restricted stock units and stock options, $247,000 related to the Company’s Employee Stock Ownership Plan and $130,000 related to unrealized gains on available-for-sale securities.

The Company adopted a share repurchase program effective March 25, 2019 which expired on September 24, 2019. Under the repurchase program, the Company was permitted to repurchase up to 923,151 shares of the Company’s stock, or approximately 5% of the Company’s then current issued and outstanding shares. On November 13, 2019, the Company adopted a second share repurchase program. Under this second program, the Company was permitted to repurchase up to 878,835 shares of the Company’s stock, or approximately 5% of the Company’s then current issued and outstanding shares. The Company’s share repurchase program was terminated on March 27, 2020. On June 1, 2020, the Company adopted a third share repurchase program. Under this third program, the Company is permitted to repurchase up to 864,987 shares of the Company’s stock, or approximately 5% of the Company’s then current issued and outstanding shares. The repurchase program may be suspended or terminated at any time without prior notice, and it will expire no later than November 30, 2020.

As of June 30, 2020, the Company had repurchased a total of 1,318,872 shares under the repurchase programs at a weighted average price of $13.99 per share, which were reported as treasury stock. Of the 1,318,872 shares of treasury stock, 90,135 shares have been granted to directors and executive officers under the Company’s 2018 Long-Term Incentive Plan pursuant to restricted stock units which vested on December 4, 2019. As of June 30, 2020, 1,228,737 shares are reported as treasury stock in the Company’s consolidated statement of financial condition.

About PDL Community Bancorp

PDL Community Bancorp is the financial holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. The Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; the anticipated impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the prospectus and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, PDL Community Bancorp’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
ASSETS
Cash and due from banks:
Cash	$15,875	$13,165	$6,762	$6,425	$6,003
Interest-bearing deposits in banks	60,756	90,795	20,915	40,965	47,007
Total cash and cash equivalents	76,631	103,960	27,677	47,390	53,010
Available-for-sale securities, at fair value	13,800	19,140	21,504	51,966	22,154
Loans held for sale	1,030	1,030	1,030	—	—
Loans receivable, net of allowance for losses	1,072,417	972,979	955,737	948,548	934,236
Accrued interest receivable	7,677	4,198	3,982	3,893	3,773
Premises and equipment, net	32,102	32,480	32,746	32,805	32,205
Other real estate owned	—	—	—	—	58
Federal Home Loan Bank of New York stock (FHLBNY), at cost	6,422	7,889	5,735	8,659	4,609
Deferred tax assets	4,328	4,140	3,724	3,925	3,913
Other assets	5,824	5,127	1,621	2,802	2,158
Total assets	$1,220,231	$1,150,943	$1,053,756	$1,099,988	$1,056,116
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$936,219	$829,741	$782,043	$757,845	$802,408
Accrued interest payable	48	86	97	81	88
Advance payments by borrowers for taxes and insurance	6,007	8,295	6,348	7,780	6,059
Advances from the Federal Home Loan Bank of New York and others	117,284	152,284	104,404	169,404	79,404
Other liabilities	5,674	4,794	2,462	4,324	2,954
Total liabilities	1,065,232	995,200	895,354	939,434	890,913
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized	185	185	185	185	185
Treasury stock, at cost	(17,172)	(16,490)	(14,478)	(12,663)	(6,798)
Additional paid-in-capital	85,481	85,132	84,777	85,750	85,357
Retained earnings	91,904	92,475	93,688	101,140	100,431
Accumulated other comprehensive income (loss)	150	110	20	(7,947)	(7,941)
Unearned compensation - ESOP	(5,549)	(5,669)	(5,790)	(5,911)	(6,031)
Total stockholders' equity	154,999	155,743	158,402	160,554	165,203
Total liabilities and stockholders' equity	$1,220,231	$1,150,943	$1,053,756	$1,099,988	$1,056,116

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share data)

	For the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Interest and dividend income:
Interest on loans receivable	$12,162	$12,782	$12,488	$12,663	$12,060
Interest on deposits due from banks	3	66	73	117	278
Interest and dividend on available-for-sale securities and FHLBNY stock	228	182	181	173	76
Total interest and dividend income	12,393	13,030	12,742	12,953	12,414
Interest expense:
Interest on certificates of deposit	1,730	1,827	1,921	1,896	1,904
Interest on other deposits	534	692	616	759	821
Interest on borrowings	608	587	643	533	345
Total interest expense	2,872	3,106	3,180	3,188	3,070
Net interest income	9,521	9,924	9,562	9,765	9,344
Provision for loan losses	271	1,146	95	14	—
Net interest income after provision for loan losses	9,250	8,778	9,467	9,751	9,344
Noninterest income:
Service charges and fees	145	248	266	247	228
Brokerage commissions	22	50	43	36	24
Late and prepayment charges	13	119	204	150	262
Other	394	205	152	146	172
Total noninterest income	574	622	665	579	686
Noninterest expense:
Compensation and benefits	4,645	5,008	4,726	4,667	4,476
Loss on termination of pension plan	—	—	9,930	—	—
Occupancy and equipment	2,277	2,017	2,026	1,943	1,732
Data processing expenses	496	467	394	398	431
Direct loan expenses	199	212	171	183	182
Insurance and surety bond premiums	128	121	102	146	83
Office supplies, telephone and postage	312	316	316	281	271
Professional fees	1,336	1,627	1,038	956	733
Marketing and promotional expenses	145	234	39	46	47
Directors fees	69	69	69	69	73
Regulatory dues	56	46	58	70	47
Other operating expenses	772	705	606	575	632
Total noninterest expense	10,435	10,822	19,475	9,334	8,707
Income (loss) before income taxes	(611)	(1,422)	(9,343)	996	1,323
Provision (benefit) for income taxes	(40)	(209)	(1,891)	287	373
Net income (loss)	$(571)	$(1,213)	$(7,452)	$709	$950
Earnings (loss) per share:
Basic	$(0.03)	$(0.07)	$(0.43)	$0.04	$0.05
Diluted	$(0.03)	$(0.07)	$(0.43)	$0.04	$0.05

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2020	2019	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$24,944	$24,155	$789	3.27%
Interest on deposits due from banks	69	478	(409)	(85.56%)
Interest and dividend on available-for-sale securities and FHLBNY stock	410	163	247	151.53%
Total interest and dividend income	25,423	24,796	627	2.53%
Interest expense:
Interest on certificates of deposit	3,557	3,860	(303)	(7.85%)
Interest on other deposits	1,226	1,452	(226)	(15.56%)
Interest on borrowings	1,195	678	517	76.25%
Total interest expense	5,978	5,990	(12)	(0.20%)
Net interest income	19,445	18,806	639	3.40%
Provision for loan losses	1,417	149	1,268	851.01%
Net interest income after provision for loan losses	18,028	18,657	(629)	(3.37%)
Noninterest income:
Service charges and fees	393	458	(65)	(14.19%)
Brokerage commissions	72	133	(61)	(45.86%)
Late and prepayment charges	132	401	(269)	(67.08%)
Other	599	447	152	34.00%
Total noninterest income	1,196	1,439	(243)	(16.89%)
Noninterest expense:
Compensation and benefits	9,653	9,490	163	1.72%
Occupancy and equipment	4,294	3,643	651	17.87%
Data processing expenses	963	784	179	22.83%
Direct loan expenses	411	338	73	21.60%
Insurance and surety bond premiums	249	166	83	50.00%
Office supplies, telephone and postage	628	588	40	6.80%
Professional fees	2,963	1,243	1,720	138.37%
Marketing and promotional expenses	379	73	306	419.18%
Directors fees	138	156	(18)	(11.54%)
Regulatory dues	102	103	(1)	(0.97%)
Other operating expenses	1,477	1,214	263	21.66%
Total noninterest expense	21,257	17,798	3,459	19.43%
Income (loss) before income taxes	(2,033)	2,298	(4,331)	(188.47%)
Provision (benefit) for income taxes	(249)	680	(929)	(136.62%)
Net income (loss)	$(1,784)	$1,618	$(3,402)	(210.26%)
Earnings (loss) per share:
Basic	$(0.11)	$0.09	N/A	N/A
Diluted	$(0.11)	$0.09	N/A	N/A

PDL Community Bancorp and Subsidiaries

Key Metrics

	At or for the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Performance Ratios:
Return on average assets	(0.20%)	(0.46%)	(2.79%)	0.27%	0.37%
Return on average equity	(1.47%)	(3.07%)	(18.24%)	1.71%	2.26%
Net interest rate spread (1)	3.13%	3.51%	3.34%	3.44%	3.34%
Net interest margin (2)	3.45%	3.87%	3.71%	3.83%	3.75%
Noninterest expense to average assets	3.57%	4.07%	7.30%	3.54%	3.38%
Efficiency ratio (3)	103.37%	102.62%	190.43%	90.24%	86.81%
Average interest-earning assets to average interest- bearing liabilities	130.72%	129.16%	130.64%	131.38%	133.20%
Average equity to average assets	13.30%	14.85%	15.32%	15.71%	16.27%
Capital Ratios:
Total capital to risk weighted assets (bank only)	17.52%	17.84%	18.62%	19.29%	19.54%
Tier 1 capital to risk weighted assets (bank only)	16.26%	16.59%	17.36%	18.03%	18.29%
Common equity Tier 1 capital to risk-weighted assets (bank only)	16.26%	16.59%	17.36%	18.03%	18.29%
Tier 1 capital to average assets (bank only)	11.63%	12.76%	12.92%	13.62%	13.64%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.27%	1.37%	1.28%	1.27%	1.32%
Allowance for loan losses as a percentage of nonperforming loans	118.89%	138.47%	106.30%	117.72%	123.50%
Net (charge-offs) recoveries to average outstanding loans	0.01%	0.00%	0.03%	(0.15%)	0.00%
Non-performing loans as a percentage of total loans	1.08%	1.00%	1.20%	1.09%	1.08%
Non-performing loans as a percentage of total assets	0.95%	0.85%	1.10%	0.94%	0.96%
Total non-performing assets as a percentage of total assets	0.95%	0.85%	1.10%	0.94%	0.96%
Total non-performing assets, accruing loans past due 90 days or more, and accruing troubled debt restructured loans as a percentage of total assets	1.51%	1.49%	1.92%	1.73%	1.82%
Other:
Number of offices	14	14	14	14	14
Number of full-time equivalent employees	179	184	183	187	183

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Key metrics calculated on income statement items were annualized where appropriate.

PDL Community Bancorp and Subsidiaries

Loan Portfolio

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2020		2020		2019		2019		2019
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$317,055	29.25%	$308,206	31.31%	$305,272	31.60%	$309,065	32.23%	$302,428	32.00%
Owner-Occupied	91,345	8.43%	93,887	9.54%	91,943	9.52%	90,843	9.47%	92,904	9.83%
Multifamily residential	274,641	25.34%	259,326	26.35%	250,239	25.90%	244,644	25.51%	238,974	25.28%
Nonresidential properties	209,068	19.29%	210,225	21.36%	207,225	21.45%	195,952	20.43%	197,367	20.88%
Construction and land	96,841	8.93%	100,202	10.18%	99,309	10.28%	106,124	11.07%	100,995	10.69%
Total mortgage loans	988,950	91.24%	971,846	98.74%	953,988	98.75%	946,628	98.72%	932,668	98.68%
Nonmortgage loans:
Business loans (1)	93,394	8.62%	11,183	1.13%	10,877	1.12%	11,040	1.15%	11,373	1.20%
Consumer loans	1,578	0.14%	1,288	0.13%	1,231	0.13%	1,252	0.13%	1,151	0.12%
Total nonmortgage loans	94,972	8.76%	12,471	1.26%	12,108	1.25%	12,292	1.28%	12,524	1.32%
Total loans, gross	1,083,922	100.00%	984,317	100.00%	966,096	100.00%	958,920	100.00%	945,192	100.00%

Net deferred loan origination costs	2,256		2,146		1,970		1,788		1,562
Allowance for losses on loans	(13,761)		(13,484)		(12,329)		(12,160)		(12,518)

Loans, net	$1,072,417		$972,979		$955,737		$948,548		$934,236
(1)	As of June 30, 2020, business loans include $83.6 million of PPP loans.

PDL Community Bancorp and Subsidiaries

Deposits

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2020		2020		2019		2019		2019
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand (1)	$192,429	20.55%	$110,801	13.35%	$109,548	14.01%	$104,181	13.75%	$115,262	14.36%
Interest-bearing deposits:
NOW/IOLA accounts	26,477	2.83%	31,586	3.81%	32,866	4.20%	28,600	3.77%	23,018	2.87%
Money market accounts	125,631	13.42%	121,629	14.66%	86,721	11.09%	98,707	13.02%	105,632	13.16%
Reciprocal deposits	96,915	10.35%	62,384	7.52%	47,659	6.09%	42,292	5.58%	52,686	6.57%
Savings accounts	119,277	12.74%	112,318	13.53%	115,751	14.80%	115,402	15.23%	126,746	15.80%
Total NOW, money market, reciprocal and savings accounts	368,300	39.34%	327,917	39.52%	282,997	36.18%	285,001	37.60%	308,082	38.40%
Certificates of deposit of $250K or more	81,786	8.74%	81,486	9.82%	84,263	10.77%	86,498	11.41%	82,767	10.31%
Brokered certificates of deposit	55,878	5.97%	51,661	6.23%	76,797	9.82%	58,570	7.73%	58,570	7.30%
Listing service deposits	54,370	5.81%	55,842	6.73%	32,400	4.14%	22,458	2.96%	28,688	3.58%
Certificates of deposit less than $250K	183,456	19.59%	202,034	24.35%	196,038	25.08%	201,137	26.55%	209,039	26.05%
Total certificates of deposit	375,490	40.11%	391,023	47.13%	389,498	49.81%	368,663	48.65%	379,064	47.24%
Total interest-bearing deposits	743,790	79.45%	718,940	86.65%	672,495	85.99%	653,664	86.25%	687,146	85.64%
Total deposits	$936,219	100.00%	$829,741	100.00%	$782,043	100.00%	$757,845	100.00%	$802,408	100.00%

(1)	As of June 30, 2020, included in demand deposits are $65.1 million related to net PPP funding.

PDL Community Bancorp and Subsidiaries

Nonperforming Assets

	For the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
	(Dollars in thousands)
Nonaccrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$2,767	$2,327	$2,312	$1,281	$1,299
Owner occupied	1,327	1,069	1,009	1,052	479
Multifamily residential		—	—	—	7
Nonresidential properties	4,355	3,228	3,555	3,099	3,288
Construction and land	—	—	1,118	1,292	1,327
Nonmortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	2
Total nonaccrual loans (not including non-accruing troubled debt restructured loans)	$8,449	$6,624	$7,994	$6,724	$6,402

Non-accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$272	$276	$467	$471	$493
Owner occupied	2,198	2,185	2,491	2,488	2,499
Multifamily residential	—	—	—	—	—
Nonresidential properties	656	653	646	647	742
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing troubled debt restructured loans	3,126	3,114	3,604	3,606	3,734
Total nonaccrual loans	$11,575	$9,738	$11,598	$10,330	$10,136
Total nonperforming assets	$11,575	$9,738	$11,598	$10,330	$10,136

Accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$3,730	$3,730	$5,191	$5,226	$5,267
Owner occupied	2,348	2,359	2,090	2,114	2,493
Multifamily residential	—	—	—	—	—
Nonresidential properties	762	1,300	1,306	1,317	1,330
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	—	—	14	35	37
Consumer	—	—	—	—	—
Total accruing troubled debt restructured loans	$6,840	$7,389	$8,601	$8,692	$9,127
Total nonperforming assets and accruing troubled debt restructured loans	$18,415	$17,127	$20,199	$19,022	$19,263
Total nonperforming loans to total net loans	1.08%	1.00%	1.20%	1.09%	1.08%
Total nonperforming assets to total assets	0.95%	0.85%	1.10%	0.94%	0.96%
Total nonperforming assets and accruing troubled debt restructured loans to total assets	1.51%	1.49%	1.92%	1.73%	1.82%

PDL Community Bancorp and Subsidiaries

Average Balance Sheets

	For the Three Months Ended June 30,
	2020			2019
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,024,019	$12,162	4.78%	$928,806	$12,060	5.21%
Available-for-sale securities	16,750	146	3.50%	22,127	76	1.38%
Other (3)	68,900	85	0.50%	48,512	278	2.30%
Total interest-earning assets	1,109,669	12,393	4.49%	999,445	12,414	4.98%
Non-interest-earning assets	65,829			35,130
Total assets	$1,175,498			$1,034,575
Interest-bearing liabilities:
NOW/IOLA	$29,692	$38	0.51%	$25,306	$26	0.41%
Money market	196,707	458	0.94%	140,239	755	2.16%
Savings	117,166	37	0.13%	121,423	39	0.13%
Certificates of deposit	375,708	1,730	1.85%	400,317	1,904	1.91%
Total deposits	719,273	2,263	1.27%	687,285	2,724	1.59%
Advance payments by borrowers	8,947	1	0.04%	9,566	1	0.04%
Borrowings	120,647	608	2.03%	53,474	345	2.59%
Total interest-bearing liabilities	848,867	2,872	1.36%	750,325	3,070	1.64%
Non-interest-bearing liabilities:
Non-interest-bearing demand	165,161	—		112,069	—
Other non-interest-bearing liabilities	5,165	—		3,819	—
Total non-interest-bearing liabilities	170,326	—		115,888	—
Total liabilities	1,019,193	2,872		866,213	3,070
Total equity	156,305			168,362
Total liabilities and total equity	$1,175,498		1.36%	$1,034,575		1.64%
Net interest income		$9,521			$9,344
Net interest rate spread (4)			3.13%			3.34%
Net interest-earning assets (5)	$260,802			$249,120
Net interest margin (6)			3.45%			3.75%
Average interest-earning assets to interest-bearing liabilities			130.72%			133.20%

(1)	Annualized where appropriate.
(2)	Loans include loans and loans held for sale.
(3)	Includes FHLBNY demand account and FHLBNY stock dividends.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average total interest-earning assets.

PDL Community Bancorp and Subsidiaries

Average Balance Sheets

	For the Six Months Ended June 30,
	2020			2019
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$999,758	$24,944	5.02%	$932,323	$24,155	5.22%
Available-for-sale securities	17,484	229	2.63%	22,954	163	1.43%
Other (3)	53,560	250	0.93%	41,155	478	2.34%
Total interest-earning assets	1,070,802	25,423	4.77%	996,432	24,796	5.02%
Non-interest-earning assets	51,647			34,785
Total assets	$1,122,449			$1,031,217
Interest-bearing liabilities:
NOW/IOLA	$29,359	$77	0.53%	$26,848	$53	0.40%
Money market	178,589	1,075	1.21%	113,893	1,318	2.33%
Savings	115,438	72	0.13%	121,988	79	0.13%
Certificates of deposit	377,431	3,557	1.90%	422,638	3,860	1.84%
Total deposits	700,817	4,781	1.37%	685,367	5,310	1.56%
Advance payments by borrowers	8,464	2	0.05%	8,643	2	0.05%
Borrowings	114,643	1,195	2.10%	52,030	678	2.63%
Total interest-bearing liabilities	823,924	5,978	1.46%	746,040	5,990	1.62%
Non-interest-bearing liabilities:
Non-interest-bearing demand	136,903	—		111,360	—
Other non-interest-bearing liabilities	4,065	—		4,434	—
Total non-interest-bearing liabilities	140,968	—		115,794	—
Total liabilities	964,892	5,978		861,834	5,990
Total equity	157,557			169,383
Total liabilities and total equity	$1,122,449		1.46%	$1,031,217		1.62%
Net interest income		$19,445			$18,806
Net interest rate spread (4)			3.31%			3.40%
Net interest-earning assets (5)	$246,878			$250,392
Net interest margin (6)			3.65%			3.81%
Average interest-earning assets to
interest-bearing liabilities			129.96%			133.56%

(1)	Annualized where appropriate.
(2)	Loans include loans and loans held for sale.
(3)	Includes FHLBNY demand account and FHLBNY stock dividends.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average total interest-earning assets.